SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Delaware Pooled Trust
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Beginning on or about September 30, 2009, shareholders as of the record date of September 18, 2009 in the Delaware Pooled® Trust Funds will receive a communication regarding an upcoming proxy vote in which they will be asked to participate. The proxy statement includes three proposals:

  A proposal to elect a Board of Trustees. The nominees for election to the Board of Trustees are all currently members of the Boards.
  A proposal to approve a new investment management agreement between each Fund and Delaware Management Company in connection with Lincoln National Corporation’s sale of Delaware Investments to Macquarie Group for all Funds except for The Mid-Cap Growth Equity Portfolio because that Fund will be liquidated prior to the closing.
  A proposal to approve a new sub-advisory agreement for The International Equity Portfolio in connection with Lincoln National Corporation’s sale of Delaware Investments to Macquarie Group (shareholders of The International Equity Portfolio only).

The communication will include an overview of the items on which the shareholders are asked to vote as well as the materials to use when voting by mail, telephone, or through the internet. If a certain percentage of shareholder votes have not been received, a solicitation process by an officer or employee of Delaware Management Company/Delaware Investments will begin. A meeting of shareholders of the Delaware Investments Funds is scheduled to be held on November 12, 2009.

A copy of the proxy statement and Q&A is attached.

Please contact me if you have any questions.